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TABLE OF CONTENTS - PROSPECTUS SUPPLEMENT
TABLE OF CONTENTS - PROSPECTUS

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133106
Registration No. 333-134272

5,000,000 Shares
Class A Common Stock

Gaiam is selling 5,000,000 shares of Class A common stock. We have granted the underwriters a 30-day option to purchase up to an additional 750,000 shares to cover over-allotments, if any.

Our Class A common stock is traded on the Nasdaq National Market under the symbol "GAIA." The last reported sale price of our Class A common stock on the Nasdaq National Market on May 18, 2006 was $17.98 per share.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-4.

	Per Share	Total
Public offering price	$17.50	$87,500,000
Underwriting discount	$1.05	$5,250,000
Proceeds, before expenses, to us	$16.45	$82,250,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Thomas Weisel Partners LLC expects to deliver the shares to purchasers on or about May 24, 2006.

Thomas Weisel Partners LLC
Craig-Hallum Capital Group LLC	Jefferies & Company

The date of this prospectus supplement is May 18, 2006.

GAIAM®

Branded Lifestyle Media

1st Quarter, 2006

U.S. DVD Market Share (non-theatrical) Nielsen Report

1	Disney/Buena Vista
2	Warner Home Video
3	Paramount Home Video
4	**GAIAM**
5	Lions Gate Films

U.S. DVD Market Share (fitness/wellness) Nielsen Report

1	**GAIAM**
2	Anchor Bay Entertainment
3	Lions Gate Films
4	Warner Home Video
5	Paramount Home Video

Movies that Matter

Personal Development

GAIAM
Yoga
Pilates

Branded Store Within a Store

Lifestyle Media

Alternative Healthcare

www.gaiam.com

i

PROSPECTUS SUMMARY

    You should read the following summary together with the more detailed information and financial statements and notes thereto appearing elsewhere in or incorporated by reference in this prospectus supplement. You should carefully consider, among other things, the matters discussed under "Risk Factors" on page S-4 and incorporated by reference in this prospectus supplement.

Our Company

    We are a branded lifestyle media company providing a broad selection of information, media, products and services to customers who value personal development, wellness, and responsible media. We offer our customers the ability to make purchasing decisions based on these values while providing quality offerings at a price comparable to mainstream alternatives. We market our media and products through a multi-channel approach including traditional media channels, direct to consumers via the Internet, subscription clubs, catalog and broadband, and through retailers and corporate accounts. At the end of 2005, our home media was carried by more than 50,000 retail stores in the United States alone, and we had approximately 7 million direct buyers.

    We have established ourselves as a lifestyle media brand, content producer and licensor, information resource and authority in the Lifestyles of Health and Sustainability (LOHAS) market including the emerging "Media that Matters" (MTM) market. The LOHAS market, which represented $227 billion in sales according to the 2000 Natural Business Communication study, consists of five main sectors: sustainable economy, healthy living, alternative healthcare, personal development and ecological lifestyles. We consider the MTM market to consist of four distinct sectors: children's, family entertainment, documentaries and inspirational entertainment.

    We believe our brand represents a unifying symbol of these emerging media and lifestyle genres. Our lifestyle brand is built around our ability to develop and offer media content, products and lifestyle solutions to consumers in the LOHAS and MTM markets. Our content forms the basis of our proprietary offerings, on which we realize our highest margins, which then drive demand for parallel product and service offerings. Our operations are vertically integrated from content creation, through product development and sourcing, to customer service and distribution. We market our products and services across two segments, business and direct-to-consumer. We distribute our products in each of these sales segments from a single fulfillment center.

Our Content

    Our business model revolves around content creation, which forms the basis for our proprietary products. We have an "in house" production team that produces our programming, which has won 53 Telly awards, honoring excellence in video and film production, and several medals at the U.S. International Film and Video Festival held in New York. We are fully high definition and 5.1 surround sound capable and do the majority of our authoring and editing at our Colorado facility, ensuring the quality standards that drive our awards. We also develop children's programming, which has been the recipient of several Parent's Choice and Kids First Awards recognizing new products that help children grow imaginatively, physically, and mentally. During 2005, we produced 20 new titles and added 800 titles to our DVD library through our acquisition of assets of GoodTimes Entertainment. We also develop and market music and audio CDs and publish printed content.

Our Products

    Our visual media programs represent an integral part of our proprietary product offering. We currently stock approximately 10,000 stock keeping units, of which approximately 7,000 are branded proprietary offerings, including media, accessories and soft goods. In 2005, our proprietary products constituted over 70% of our product sales.

Our Growth Strategies

    Our objective is to be the leading provider of lifestyle media products. Key elements of our growth strategy are to:

  •
  Expand our media offering;

  •
  Capitalize on our market share positioning;

  •
  Improve our profit margins;

  •
  Strengthen our lifestyle brand;

  •
  Launch a mass-market brand in fitness;

  •
  Expand our proprietary products;

  •
  Capitalize on our multi-channel approach;

  •
  Complement our existing business with selective strategic acquisitions; and

  •
  Establish a lifestyle online community.

Corporate Information

    Our principal executive offices are located at 360 Interlocken Blvd., Broomfield, Colorado 80021 and our telephone number at that location is (303) 222-3600.

THE OFFERING

Class A common stock offered by Gaiam	5,000,000 shares
Class A common stock to be outstanding after this offering	20,560,370 shares
Class B common stock to be outstanding after this offering	5,400,000 shares
Total common stock to be outstanding after this offering	25,960,378 shares
Use of Proceeds	We currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund expansion of our business. See "Use of Proceeds" for additional information.
Nasdaq symbol	GAIA

    The number of shares of Class A and Class B common stock that will be outstanding after this offering is based on the number of shares outstanding at April 28, 2006 and:

  •
  assumes that the underwriters will not exercise the over-allotment option granted to them by us; and

  •
  excludes 1,125,454 shares of Class A common stock reserved for issuance upon the exercise of stock options outstanding as of April 28, 2006 and granted under our 1999 Long-Term Incentive Plan.

RISK FACTORS

    In addition to the following risk factors, you should carefully consider, among other things, the matters discussed under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2005, and in other documents that we subsequently file with the Securities and Exchange Commission, all of which is incorporated by reference to this prospectus supplement.

Risks Related to this Offering and Ownership of our Class A Common Stock

  The trading price for our Class A common stock has been and may continue to be volatile.

    The trading price of our Class A common stock has been volatile since our initial public offering and will likely continue to be volatile. For example, during the past 12 months, the last reported sale price of our Class A common stock has fluctuated from a high of $18.73 per share to a low of $5.85 per share. The trading price of our Class A common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include:

  •
  Quarterly variations in our results of operations or those of our competitors.

  •
  Announcements by us or our competitors of acquisitions, new products, product improvements, significant contracts, commercial relationships or capital commitments.

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  Disruption to our operations.

  •
  The emergence of new sales channels in which we are unable to compete effectively.

  •
  Our ability to develop and market new and enhanced products on a timely basis.

  •
  Any major change in our board or management.

  •
  Changes in governmental regulations or in the status of our regulatory approvals.

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  Recommendations by securities analysts or changes in earnings estimates.

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  Announcements about our earnings that are not in line with analyst expectations, the likelihood of which is enhanced because it is our policy not to give guidance on earnings.

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  The volume of shares of Class A common stock available for public sale.

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  Sales of stock by us or by our stockholders.

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  Short sales, hedging and other derivative transactions on shares of our Class A common stock.

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  General economic conditions and slow or negative growth of related markets.

    In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market factors may seriously harm the market price of our Class A common stock, regardless of our actual operating performance. In the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

  We may apply the proceeds of this offering to uses that do not improve our operating results or increase the value of your investment.

    We anticipate that we will use the net proceeds from this offering to fund expansion of our business, including working capital and capital expenditures. In addition, we may use proceeds of this offering for acquisitions of businesses or other assets that we believe will complement our business. Pending such uses, we may be limited in the types of investments we can make with the proceeds in order to comply with the requirements of the Investment Company Act of 1940. As a result of the foregoing, these proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

ABOUT THIS PROSPECTUS SUPPLEMENT

    This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the "SEC." By using a shelf registration statement, we may issue and sell to the public any part or all of the shares described in the registration statement, at any time and from time to time, in one or more public offerings, up to an aggregate amount of $100,625,000. The exhibits to our registration statement contain the text of certain contracts and other important documents we have summarized in this prospectus supplement, the accompanying base prospectus or in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement, the exhibits and the documents incorporated by reference can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate as of any date other than the date on the front of the document.

    References in this prospectus to Gaiam, we, us and our are to Gaiam, Inc., a Colorado corporation.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 or visit www.sec.gov for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at www.gaiam.com; however, that information is not a part of this prospectus supplement and the accompanying base prospectus.

INFORMATION INCORPORATED BY REFERENCE

    The SEC allows us to "incorporate by reference" the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying base prospectus. We incorporate by reference in this prospectus supplement the documents listed below:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2005;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

  •
  Our Amendment to Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2005 filed on March 16, 2006;

  •
  Our Current Report on Form 8-K filed on April 12, 2006;

  •
  Our Amendment to Current Report on Form 8-K/A filed on March 16, 2006 (amending the Current Report on Form 8-K filed on September 13, 2005, as amended on November 29, 2005); and

  •
  All other reports filed by us under Section 13(a) of 15(d) of the Securities Exchange Act of 1934, as amended, since the end of our fiscal year ended December 31, 2005.

    In addition, we incorporate by reference in this prospectus supplement and the accompanying base prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus. These documents may include annual, quarterly and current reports, as well as proxy statements. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement and the accompanying base prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Gaiam, Inc.
Attention: Investor Relations
360 Interlocken Blvd.
Broomfield, Colorado 80021
(303) 222-3600

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

    Words such as "anticipate," "believe," "plan," "estimate," "expect," "strive," "future," "intend" and similar expressions as they relate to Gaiam or its management are intended to identify such forward-looking statements. These forward-looking statements, include, but are not limited to, the statements in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference that are not based on historical fact, but rather reflect our current expectations concerning future results and events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements, including the risks outlined in this prospectus supplement and the accompanying base prospectus or any documents or reports incorporated by reference herein. Risks and uncertainties that could cause actual results to differ are included in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC. See "Where You Can Find More Information." We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our management's view only as of the date of this report.

    We do not have a policy of updating or revising forward-looking statements, and we assume no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

    We currently intend to use the net proceeds from the sale of the securities offered under this prospectus supplement to fund expansion of our business. The timing and amount of our actual expenditures will be based on many factors, including our ability to identify products, or companies to acquire, and to negotiate and enter into definitive agreements with respect to any such acquisition. Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement, each of the underwriters named below has severally agreed to purchase from us the aggregate number of shares of Class A common stock set forth opposite their respective names below:

Underwriters	Number of Shares
Thomas Weisel Partners LLC	2,750,000
Craig-Hallum Capital Group LLC	1,125,000
Jefferies & Company, Inc.	1,125,000
Total	5,000,000

    The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriters' obligations commits them to purchase and pay for all of the shares of Class A common stock listed above if any are purchased.

    The underwriting agreement provides that we will indemnify the underwriters against liabilities specified in the underwriting agreement under the Securities Act, or will contribute to payments that the underwriters may be required to make relating to these liabilities. Thomas Weisel Partners LLC expects to deliver the shares of Class A common stock to purchasers on or about May 24, 2006.

Over-Allotment Option

    We have granted a 30-day over-allotment option to the underwriters to purchase up to a total of 750,000 additional shares of our Class A common stock from us at the public offering price, less the underwriting discount payable by us, as set forth on the cover page of this prospectus supplement. If the underwriters exercise this option in whole or in part, then each of the underwriters will be separately committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our Class A common stock in proportion to their respective commitments set forth in the table above.

Commissions and Discounts

    The underwriters propose to offer the shares of Class A common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and at this price less a concession not in excess of $0.63 per share of Class A common stock to other dealers specified in a master agreement among underwriters who are members of the National Association of Securities Dealers, Inc. The underwriters may allow, and the other dealers specified may reallow, concessions not in excess of $0.10 per share of Class A common stock to these other dealers. After this offering, the offering price, concessions and other selling terms may be changed by the underwriters. Our Class A common stock is offered subject to receipt and acceptance by the underwriters and to the other conditions, including the right to reject orders in whole or in part.

    The following table summarizes the compensation to be paid to the underwriters by us and the proceeds, before expenses, payable to us.

		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	17.50	87,500,000	100,625,000
Underwriting discount	1.05	5,250,000	6,037,500
Proceeds, before expenses, to us	16.45	82,250,000	94,587,500

    Prior to the offering, we provided members of the underwriters' sale teams with examples of our merchandise, the aggregate retail value of which did not exceed $10,000.

Indemnification of Underwriters

    We will indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

    The underwriters will require certain of our shareholders to agree not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of Class A or Class B common stock or any securities convertible into or exchangeable for shares of common stock except for the shares of Class A common stock offered in this offering without the prior written consent of Thomas Weisel Partners LLC for a period of 90 days after the date of this prospectus supplement.

    We have agreed that for a period of 90 days after the date of this prospectus supplement, we will not, without the prior written consent of Thomas Weisel Partners LLC, offer, sell or otherwise dispose of any shares of Class A or Class B common stock, except for the shares of Class A common stock offered in this offering, the shares of Class A common stock issuable upon exercise of outstanding options on the date of this prospectus supplement and the shares of our Class A common stock that are issued under our stock option plans.

    Notwithstanding the foregoing, if (1) during the last 17 days of the initial 90-day lock-up period, we release earnings results or announce material news or a material event or (2) prior to the expiration of the initial 90-day lock-up period, we announce that we will release earnings results during the 15-day period following the last day of the initial 90-day lock-up period, then in each case the lock-up period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Thomas Weisel Partners LLC waives, in writing, such extension.

Nasdaq National Market Listing

    Our common stock is quoted on the Nasdaq National Market under the symbol "GAIA."

Short Sales, Stabilizing Transactions and Penalty Bids

    In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common stock during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the Securities and Exchange Commission.

    Short sales.    Short sales involve the sales by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional shares from us in this offering. The underwriters may close out any covered short position by either exercising their over-allotment option to purchase shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are any short sales in excess of such over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

    Stabilizing transactions.    The underwriters may make bids for or purchases of the shares for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

    Penalty bids.    If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages presales of the shares.

    The transactions above may occur on the Nasdaq National Market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. If these transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

    The validity of the securities being offered by this Prospectus Supplement has been passed on for us by Bartlit Beck Herman Palenchar & Scott LLP, Denver, Colorado. The underwriters are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

    Ehrhardt Keefe Steiner & Hottman PC, independent auditors, have audited our consolidated financial statements included in our 2005 annual report on Form 10-K for the years ended December 31, 2005 and 2004, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management's assessment of the effectiveness of internal control over financial reporting are incorporated by reference in reliance on Ehrhardt Keefe Steiner & Hottman PC's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our annual report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Gaiam, Inc.

$100,000,000
Gaiam, Inc.
Class A Common Stock

We may offer and sell from time to time in one or more offerings shares of Class A common stock of Gaiam up to a total public offering price of $100,000,000.

Our Class A common stock is traded on the Nasdaq National Market under the symbol "GAIA." The last reported sale price of our Class A common stock on the Nasdaq National Market on May 16, 2006 was $18.18 per share.

Each time we sell shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Information Incorporated by Reference" before you make your investment decision.

We will sell the shares to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. The names of the underwriters, dealers or agents, fees, commissions and discounts they will receive, as well as the net proceeds to us, will be set forth in supplements to this prospectus. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS, AS WELL AS IN SUPPLEMENTS TO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2006.

RISK FACTORS

    Investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described in the section entitled "Risk Factors" in any prospectus supplement as well as in the section entitled "Risk Factors" contained in our most recent annual report on Form 10-K filed with the SEC and which are incorporated in this registration statement by reference in their entirety, as well as other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

ABOUT THIS PROSPECTUS

    This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the "SEC." By using a shelf registration statement, we may issue and sell to the public any part or all of the shares described in the registration statement, at any time and from time to time, in one or more public offerings, up to an aggregate amount of $100,000,000. The exhibits to our registration statement contain the text of certain contracts and other important documents we have summarized in this prospectus, in any prospectus supplement or in the documents incorporated by reference in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement, the exhibits and the documents incorporated by reference can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

    This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information," and "Information Incorporated by Reference."

    We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See "Plan of Distribution" below. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

    You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

    References in this prospectus to Gaiam, we, us and our are to Gaiam, Inc., a Colorado corporation.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C.

located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 or visit www.sec.gov for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at www.gaiam.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

    The SEC allows us to "incorporate by reference" in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2005;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

  •
  Our Amendment to Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2005 filed on March 16, 2006;

  •
  Our Current Report on Form 8-K filed on April 12, 2006;

  •
  Our Amendment to Current Report on Form 8-K/A filed on March 16, 2006 (amending the Current Report on Form 8-K filed on September 13, 2005, as amended on November 29, 2005); and

  •
  All other reports filed by us under Section 13(a) of 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2005.

    In addition, we incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus. These documents may include annual, quarterly and current reports, as well as proxy statements. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Gaiam, Inc.
Attention: Investor Relations
360 Interlocken Blvd.
Broomfield, Colorado 80021
(303) 222-3600

    The mailing address of our principal executive offices is 360 Interlocken Blvd., Broomfield, Colorado 80021, and our telephone number at that location is (303) 222-3600.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus, including the documents incorporated by reference in this prospectus, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

    Words such as "anticipate," "believe," "plan," "estimate," "expect," "strive," "future," "intend" and similar expressions as they relate to Gaiam or its management are intended to identify such forward-looking statements. These forward-looking statements, including, but not limited to, the statements in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement, are not based on historical fact, but rather reflect our current expectations concerning future results and events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements, including the risks outlined in this prospectus, any accompanying prospectus supplement, or any documents or reports incorporated by reference herein. Risks and uncertainties that could cause actual results to differ are included in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC. See "Where You Can Find More Information." We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our management's view only as of the date of this report.

    We do not have a policy of updating or revising forward-looking statements, and we assume no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

DESCRIPTION OF CAPITAL STOCK

General

    The authorized capital stock of Gaiam is 250,000,000 shares, consisting of 150,000,000 shares of Class A common stock, $.0001 par value per share, 50,000,000 shares of Class B common stock, $.0001 par value per share, and 50,000,000 shares of preferred stock, par value $.0001 per share. As of April 28, 2006, there were 15,560,378 shares of Class A common stock outstanding, and 5,400,000 shares of Class B common stock outstanding. There were no shares of preferred stock outstanding. As of April 28, 2006, 1,125,454 shares were reserved for issuance upon the exercise of outstanding options.

    As of March 6, 2006, the shares of Class A common stock were held of record by 8,173 shareholders, and the shares of Class B common stock were held by one shareholder.

Capital Stock

    Each holder of shares of Class A common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders. Each share of Class B common stock is entitled to ten votes on all matters submitted to a vote of shareholders. There are no cumulative voting rights. All holders of shares of Class A common stock and shares of Class B common stock vote as a single group on all matters that are submitted to the shareholders for a vote. Accordingly, holders of a majority of the votes of the shares of Class A common stock and shares of Class B common stock entitled to vote in any election of directors may elect all of the directors who stand for election.

    Shares of Class A common stock and shares of Class B common stock are entitled to equal dividends, if any, as may be declared by the Board of Directors out of legally available funds. In the event of a liquidation, dissolution or winding up of Gaiam, the shares of Class A common stock and shares of Class B common stock would be entitled to share ratably in our assets remaining after the payment of all of our debts and other liabilities. Holders of shares of Class A common stock and shares of Class B common stock have no preemptive, subscription or redemption rights, and there are no redemption or sinking fund provisions applicable to the shares of Class A common stock and Class B common stock. The outstanding shares of Class A common stock and shares of Class B common stock are, and the shares of Class A common stock offered by us in this offering will be, when issued and paid for, fully paid and non-assessable. The Class B common stock may not be transferred unless converted into shares of Class A common stock, other than certain transfers to affiliates and family members. The shares of Class B common stock are convertible one-for-one into shares of Class A common stock, at the option of the holder of the shares of Class B common stock.

    Our board of directors is authorized, subject to any limitations prescribed by Colorado law, to issue at any time up to 50,000,000 shares of preferred stock. The board may provide for the issuance of the preferred stock in one or more series or classes with designations, preferences, limitations and relative rights determined by the board without any vote or action by the shareholders, although the board may not issue voting preferred stock without the consent or approval of a majority of the Class B common stock. As a result, the board has the power to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of the shares. Although we have no current plans to issue any preferred stock, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from attempting to acquire us. Such an issuance could also dilute your voting power.

Transfer Agent and Registrar

    The transfer agent and registrar for the shares is Computershare Trust Company.

USE OF PROCEEDS

    Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund expansion of our business. The timing and amount of our actual expenditures will be based on many factors, including our ability to identify products, or companies to acquire, and to negotiate and enter into definitive agreements with respect to any such acquisition. Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

PLAN OF DISTRIBUTION

    We may sell the offered securities through agents; through underwriters or dealers; directly to one or more purchasers; or through a combination of any of these methods of sale.

    We may distribute the securities from time to time in one or more these transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to the prevailing market prices; or at negotiated prices. We may engage in at the market offerings of our Class A common stock. An "at the market" offering is an offering of our Class A common stock at other than a fixed price to or through a market maker. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.

    The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the method of distribution, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations with respect to the auction.

    If underwriters are used in an offering of the securities, we will execute an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions described above, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased. We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

    If dealers are used in an offering of the securities, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

    The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

    Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

    Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters or agents may be required to make. The terms of any indemnification agreement will be set forth in a prospectus supplement. Underwriters, dealers or agents and their associates who may become involved in the sale of the securities may engage in transactions with, and perform services for us in the ordinary course of business. In addition, we may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement, naming the underwriter.

    Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading "Underwriting" in the applicable prospectus supplement.

    Any Class A common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the Nasdaq National Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

    We may sell the offered securities in and outside the United States through underwriters, dealers or agents or directly to purchasers. The prospectus supplement will set forth the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

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  the purchase price;

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  the net proceeds to us;

  •
  any delayed delivery arrangements;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  the initial public offering price;

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  any discounts or concessions allowed, reallowed or paid to dealers; and

  •
  any commissions paid to agents.

    If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the shares of offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time. If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of our securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

    We may sell the securities directly. In that event, no underwriters, dealers or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any of these sales in the prospectus supplement.

    We may have agreements with the underwriter, dealers and agents to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriter, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or may perform services for us in the ordinary course of their businesses.

    Underwriters, dealers and agents participating in a sale of securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

LEGAL MATTERS

    Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the offered securities being offered hereby will be passed on for us by Bartlit Beck Herman Palenchar & Scott LLP, Denver, Colorado. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

    Ehrhardt Keefe Steiner & Hottman PC, independent auditors, have audited our consolidated financial statements included in our 2005 annual report on Form 10-K for the years ended December 31, 2005 and 2004, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management's assessment of the effectiveness of internal control over financial reporting are incorporated by reference in reliance on Ehrhardt Keefe Steiner & Hottman PC's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our annual report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

5,000,000 Shares
Class A Common Stock

Thomas Weisel Partners LLC

Craig-Hallum Capital Group LLC

Jefferies & Company

Neither we nor any of the underwriters have authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of our common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.